UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )
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Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

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AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held virtually on August 14, 2020
Dear Amyris stockholder:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Amyris, Inc., a Delaware corporation (“Amyris” or the “Company”), will be held on Friday, August 14, 2020, at 2:00 p.m. Pacific Time, via live webcast. In order to attend the Special Meeting, stockholders must register at http://viewproxy.com/amyris/2020/registration/sm/ by 11:59 PM EDT on August 12, 2020. At the Special Meeting, our stockholders will be asked to consider and vote upon:
1.
Approval of the issuance of shares of our common stock issuable upon exercise by Foris Ventures, LLC of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of our common stock, in accordance with Nasdaq Listing Standard Rule 5635(d).

2.
Approval of the issuance of shares of our common stock issuable upon the conversion of our Series E Convertible Preferred Stock in accordance with Nasdaq Listing Standard Rule 5635(d).

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The Board has fixed the record date for the Special Meeting as June 17, 2020. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the Special Meeting, through a secure link, during our regular business hours for the ten days prior to the Special Meeting and during the virtual meeting.
You are cordially invited to attend the Special Meeting via live webcast. In order to attend the Special Meeting, stockholders must register at http://viewproxy.com/amyris/2020/registration/sm/ by 11:59 PM EDT on August 12, 2020. Whether or not you expect to attend the Special Meeting, please vote as soon as possible in order to ensure your representation at the Special Meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card or voter information form as promptly as possible. Please note that if you hold shares of our common stock in street name and do not give your broker specific instructions regarding how to vote your shares, your broker will NOT be able to vote your shares with respect to the matters being voted upon at the Special Meeting. Given the virtual format of the Special Meeting, all votes should be casted by proxy before or during the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of
Stockholders to be held on August 14, 2020: the Proxy Statement is available at
http://www.viewproxy.com/amyris/sm2020.

BY ORDER OF THE BOARD,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
July 6, 2020

AMYRIS, INC.
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
Information About the Meeting, Meeting Materials, Voting and Proxies
Date, Time and Place of Meeting
The Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (“Amyris,” the “Company,” “we,” “our” and similar terms), is asking for your proxy for use at a special meeting of stockholders (the “Special Meeting”) and at any adjournments or postponements thereof. We are holding the Special Meeting on Friday, August 14, 2020, at 2:00 p.m. Pacific Time, via live webcast. We intend to first send this proxy statement and the accompanying proxy card to stockholders entitled to vote at the Special Meeting on or about July 6, 2020. The address of our principal executive offices is 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Purpose of Meeting
Approval of Share Issuance under Nasdaq Listing Standard Rule 5635(d)
On June 1, 2020, the Company, certain of the Company’s subsidiaries and Foris Ventures, LLC (“Foris”) entered into Amendment No. 1 to the Amended and Restated Loan and Security Agreement, dated October 28, 2019 (the “Loan Agreement Amendment”), pursuant to which, among other things, Foris shall have the option, in its sole discretion, to convert all or portion of its outstanding secured indebtedness under the Loan Agreement Amendment into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a conversion price equal to $3.00 (the “Conversion Option”), subject to the Company’s stockholder approval to issue shares of the Company’s Common Stock upon exercise of the Conversion Option in accordance with Nasdaq Listing Standard Rule 5635(d) (the “Foris Stockholder Approval”).
On June 1, 2020 and June 4, 2020, the Company entered into separate security purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) for the issuance of an aggregate of 32,614,573 shares of the Company’s Common Stock (the “Common Shares”), and 102,156.21 shares of the Company’s Series E Convertible Preferred Stock (the “Preferred Shares” and, together with the Common Shares, the “Shares”), par value $0.0001 per share, convertible into 34,052,070 shares of Common Stock (the “Preferred Stock”), at a price of $3.00 per Common Share and $1,000 per Preferred Share (the “Purchase Price”), resulting in an aggregate purchase price of $200 million (the “Offering”). Pursuant to the Purchase Agreements, and in accordance with Nasdaq Listing Standard Rule 5635(d), the Company shall obtain stockholder approval for the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to the transactions contemplated by the Purchase Agreements, including when such conversion results in the issuance of Common Shares in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreements (the “Preferred Conversion Stockholder Approval” and, together with the Foris Stockholder Approval, the “Stockholder Approvals”). The consummation of the Offering occurred on June 5, 2020.
On May 28, 2020, the Board approved the Offering and issuance and sale of up to $200 million of equity securities at purchase price of $3.00. On June 2, 2020, upon authority delegated to it by the Board, the Pricing Committee of the Board approved the final terms of the Offering, including the issuance of shares of Common Stock issuable upon the conversion of shares of Preferred Stock. On June 2, 2020, the Board approved the Loan Agreement Amendment. The conversion of the Preferred Shares and the issuance of shares of our Common Stock issuable upon exercise of the Conversion Option are subject to stockholder approval in accordance with Nasdaq Listing Standard Rule 5635(d). In the Loan Agreement Amendment and the Purchase Agreements, we agreed to use commercially reasonable efforts to obtain the Stockholder Approvals. Under Proposal 1 and Proposal 2, we are seeking these approvals.

Information Regarding Solicitation and Voting
Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse brokers, banks and other custodians, nominees and fiduciaries (“Intermediaries”) for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 14, 2020

The Securities and Exchange Commission’s “Notice and Access” rule provides that companies must include in their mailed proxy materials instructions as to how stockholders can access Amyris’s annual report and proxy statement and other soliciting materials on the Internet, a listing of matters to be considered at the relevant stockholder meeting, and instructions as to how shares can be voted. Since we are mailing full sets of proxy materials for the Special Meeting to our stockholders, as permitted by SEC proxy rules, we are including the information required by the Notice and Access rule in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders and proxy card, and we are not distributing a separate Notice of Internet Availability of Proxy Materials.

The proxy materials, including this Proxy Statement, and a means to vote your shares are available at http://www.allianceproxy.com/amyris/sm2020. You will need to enter the 12-digit control number located on the proxy card accompanying this Proxy Statement in order to view the materials and vote.

Questions and Answers
Who can vote at the Special Meeting?
The Board set June 17, 2020 as the record date for the Special Meeting. If you owned shares of our Common Stock as of the close of business on June 17, 2020, you may attend and vote your shares at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. However, under the applicable Nasdaq rules, stockholders who acquired their shares of Common Stock in the Offering are not entitled to vote such shares on the Preferred Conversion Stockholder Proposal.
What is the quorum requirement for the Special Meeting?
The holders of a majority of our outstanding shares of Common Stock as of the record date must be present or represented by proxy at the Special Meeting in order for there to be a quorum, which is required to hold the Special Meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.
You will be counted as present at the Special Meeting if you attend and are entitled to vote at the Special Meeting, or you have properly submitted a proxy card or voter instruction form, or you have voted by telephone or over the Internet. Abstentions will be counted for the purpose of determining the presence of a quorum. As there are no “routine” matters being voted on, there will be no broker non-votes (as described below).
As of the record date of June 17, 2020, there were 204,618,423 shares of our Common Stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent), which means that holders of 102,309,212 shares of our Common Stock must be present at the Special Meeting or be represented therein by proxy for there to be a quorum.

What proposals will be voted on at the Special Meeting?
There are two proposals scheduled to be voted on at the Special Meeting:
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Proposal 1 − Approval of the issuance of shares of our Common Stock issuable upon exercise by Foris Ventures, LLC of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of our Common Stock, in accordance with Nasdaq Listing Standard Rule 5635(d).

•
Proposal 2 − Approval of the issuance of shares of our Common Stock issuable upon the conversion of our Series E Convertible Preferred Stock in accordance with Nasdaq Listing Standard Rule 5635(d).

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting. We will also consider any other business that properly comes before the Special Meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction form will vote the shares they represent using their best judgment.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
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FOR approval of Proposal 1.

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FOR approval of Proposal 2.

How do I register for the Special Meeting?
Please visit http://viewproxy.com/amyris/2020/registration/sm/ to register in order to attend the Special Meeting. All registrations must be received by 11:59 pm ET on August 12, 2020.
If your shares of Amyris Common Stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services, you are considered to be the stockholder of record with respect to those shares (“Registered Holder”) and you will receive a Notice of Internet Availability or Proxy Card. You should access the registration link, click “Registration for Registered Holders” and enter your name, phone number, mailing address, e-mail address and indicate if you plan to vote at the Special Meeting.
If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name (“Beneficial Holder”). As the Beneficial Holder, you are also invited to attend the Special Meeting. You should access the registration link, click “Registration for Beneficial Holders” and enter your name, phone number, mailing address, e-mail address and indicate if you plan to vote at the Special Meeting.
Since a Beneficial Holder is not the stockholder of record, you will need to upload or email a proof of stock ownership obtained from the Intermediary (usually your broker) that is the record holder of the shares, in order to complete the registration to attend the Special Meeting. A proof of stock ownership can be a copy of your legal proxy (as discussed below), or a copy of your voter instruction form, proxy card, notice of internet availability or current broker statement. Please see below the requirements for a Beneficial Holder to vote at the Special Meeting.
How do I attend the Special Meeting?
After completing registration for the Special Meeting, you will receive a meeting invitation e-mail with a unique link to join the Special Meeting. To access the Special Meeting, you should click in the referred link and use the password e-mailed to you two days prior to the Special Meeting.
When and how can I ask questions for the meeting?
Any questions from stockholders must be submitted when registering or otherwise prior to the Special Meeting. Please visit http://viewproxy.com/amyris/2020/registration/sm/ to register and type your questions in the Questions box. All questions must be received by 11:59 pm ET on August 12, 2020. During the Special Meeting, questions submitted in advance will be answered depending on availability of time and members of management present at the Special Meeting.
Is the Special Meeting being recorded?
The Special Meeting will not be recorded.
How do I vote my shares during the Special Meeting?
Please visit www.AALVote.com/AMRSSM in order to vote your shares during the Special Meeting while the polls are open. You will need your virtual control number in order to vote your shares.
If you are a Registered Holder and you have indicated during registration for the Special Meeting that you will be voting at the meeting, your virtual control number is on your proxy card or notice of internet availability.
If you are a Beneficial Holder and want to vote at the Special Meeting, the only proof of stock ownership that will be accepted in order to complete your registration is of your “legal proxy,” which is obtained from the Intermediary (usually your broker), and then a virtual control number will be e-mailed to you.
How can I vote my shares without attending the Special Meeting?
Whether you are a Registered Holder or a Beneficial Holder, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail.
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Voting by Internet or telephone. You may submit your proxy over the Internet or by telephone by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voter instruction form.

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Voting by mail. You may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions from your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?
If you are a Registered Holder and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.
If you are a Beneficial Holder and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive specific instructions from you on how to vote your shares on a non-routine matter, the Intermediary will not be able to vote on any of the matters at the Special Meeting with respect to your shares. Therefore, if you don’t provide specific voting instructions, it will not affect the outcome of Proposals 1 and 2, which require a majority of votes properly cast in person or by proxy.
Which proposals are considered “routine” and which are considered “non-routine”?
The approval of the issuance of shares of our Common Stock in accordance with Nasdaq Listing Standard Rule 5635(d) under Proposals 1 and 2 is considered a non-routine matter under applicable rules. An Intermediary cannot vote without instructions on non-routine matters.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting. The inspector of election will separately count “For” and “Against” votes, and abstentions. Abstentions will not count toward the vote totals for Proposals 1 and 2. As there are no “routine” matters being voted on, there will be no broker non-votes.
What is the vote required to approve each of the Board’s proposals?
•
Proposal 1  —  Approval of the issuance of shares of our Common Stock issuable upon the exercise of conversion option by Foris Ventures, LLC in accordance with Nasdaq Listing Standard Rule 5635(d). This proposal must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes on this proposal at the Special Meeting. Abstentions will not count toward the vote total for this proposal, and therefore, will not affect the outcome of this proposal.

•
Proposal 2 — Approval of the issuance of shares of our Common Stock upon conversion of our Series E Convertible Preferred Stock, in accordance with Nasdaq Listing Standard Rule 5635(d). This proposal must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes on this proposal at the Special Meeting. However, the 32,614,573 shares of Common Stock that were issued in the Offering are not entitled to vote on this proposal. Abstentions will not count toward the vote total for this proposal, and therefore, will not affect the outcome of this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the closing of the polls at the Special Meeting. If you are a Registered Holder, you may do this by signing and submitting a new proxy card with a later date, by using the Internet or voting by telephone (either of which must be completed before the closing of the polls at the Special Meeting — your latest telephone or Internet proxy is counted). Attending the Special Meeting will not revoke your proxy unless you specifically request that your proxy be revoked. If you are a Beneficial Holder, you must contact that Intermediary directly to revoke any prior voting instructions.
How can I find out the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission within four business days after the Special Meeting. If final voting results are not available within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects”, “continue”, and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; whether Foris elects to exercise the Conversion Option following stockholder approval; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; the impact of the coronavirus disease 2019 (COVID-19) on our operations; our lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; currency exchange rate and commodity price fluctuations; changes in regulatory schemes governing export controls, genetically modified organisms, and renewable chemicals; and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included or incorporated by reference in this Proxy Statement, whether as a result of new information, future events, or otherwise.

Proposal 1  —
Approval of the issuance of shares of our common stock issuable upon exercise by Foris Ventures, LLC of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of our common stock, in accordance with Nasdaq Listing Standard Rule 5635(d).
General
We are asking stockholders to approve the issuance of shares of our Common Stock issuable upon exercise by Foris Ventures, LLC (“Foris”) of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of our Common Stock in accordance with Nasdaq Listing Standard Rule 5635(d), as described in more detail below.
Loan Agreement Amendment
Amyris, Inc. (the “Company”), certain of its subsidiaries (the “Subsidiary Guarantors”) and Foris, as successor-in-interest to GACP Finance Co., LLC, as administrative agent and lender, are party to an Amended and Restated Loan and Security Agreement, dated October 28, 2019 (the “A&R Loan Agreement”), pursuant to which Foris holds approximately $50.5 million of outstanding indebtedness as of the date of this Proxy Statement (the “Secured Indebtedness”). Foris is an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder and owner of greater than five percent of the Company’s outstanding Common Stock.
On June 1, 2020, the Company, the Subsidiary Guarantors and Foris entered into Amendment No. 1 to the A&R Loan Agreement (the “Loan Agreement Amendment”), pursuant to which: (i) Foris shall have the option, in its sole discretion, at any time, and in one or more transactions, to convert all or portion of the Secured Indebtedness into shares of Common Stock at a conversion price equal to $3.00 (the “Conversion Option”), subject to (1) required approval by the Nasdaq Stock Market, which was obtained on June 5, 2020, and (2) the Company’s stockholder approval to (x) increase the Company’s total number of authorized shares, if applicable, and (y) issue shares of Common Stock upon exercise of the Conversion Option in accordance with applicable rules and regulations of the Nasdaq Stock Market, including Nasdaq Listing Standard Rule 5635(d); provided that, if Proposal 1 is approved by the stockholders at the Special Meeting, Foris agreed to exercise its Conversion Option with respect to no less than $15 million of the Secured Indebtedness within 30 days of stockholder approval at the Special Meeting; (ii) the interest rate applicable to the Secured Indebtedness was amended from and after June 1, 2020 to a per annum rate equal to 6.00%; and (iii) the Company shall not be required to make any interest payments outstanding as of May 31, 2020 or accruing thereafter prior to July 1, 2022, the maturity date of the Secured Indebtedness.
Background — A&R Loan Agreement
On April 15, 2019, the Company, GACP Finance Co., LLC (“GACP”) and Foris entered into a Loan Purchase Agreement, pursuant to which Foris agreed to purchase and assume from GACP, and GACP agreed to sell and assign to Foris, the outstanding loans under the Loan and Security Agreement, dated June 29, 2018, as amended (the “LSA”), among the Company, certain subsidiaries of the Company and GACP, and all documents and assets related thereto. In connection with such purchase and assignment, the Company agreed to repay Foris $2.5 million of the purchase price paid by Foris to GACP (the “Company LPA Obligation”). The closing of the loan purchase and assignment occurred on April 16, 2019.
On August 14, 2019, the Company and Foris entered into an Amendment No. 5 and Waiver to the LSA (the “LSA Amendment and Waiver”), pursuant to which (i) the maturity date of the loans under the LSA was extended from July 1, 2021 to July 1, 2022, (ii) the interest rate for the loans under the LSA was modified from the sum of 9% plus the greater of (x) the prime rate as reported in the Wall Street Journal or (y) 4.75% to the greater of 12% or the rate of interest payable with respect to any indebtedness of the Company, (iii) the amortization of the loans under the LSA was delayed until December 16, 2019, (iv) certain accrued and future interest and agency fee payments under the LSA were delayed until December 16, 2019, (v) certain covenants under the LSA, including related definitions, were amended to provide the Company with greater operational and financial flexibility, including, without limitation, to permit the incurrence of the indebtedness with

Naxyris S.A. (“Naxyris”) and the granting of liens with respect thereto, subject to the terms of an intercreditor agreement between Foris and Naxyris, (vi) certain outstanding unsecured promissory notes issued by the Company to Foris on April 8, 2019, June 11, 2019, July 10, 2019 and July 26, 2019, in an aggregate principal amount of $32.5 million, as well as the Company LPA Obligation, were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such promissory notes and contractual obligation were cancelled in connection therewith, and (vii) Foris agreed to waive certain existing defaults under the LSA, including with respect to covenants related to quarterly minimum revenues, minimum liquidity amounts and a minimum asset coverage ratio. After giving effect to the LSA Amendment and Waiver, there was $71.0 million aggregate principal amount of loans outstanding under the LSA. In connection with the entry into the LSA Amendment and Waiver, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 1,438,829 shares of Common Stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance. Pursuant to the terms of the warrant, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.
On October 10, 2019, the Company and Foris entered into Amendment No. 6 to the LSA, pursuant to which the maximum loan commitment of Foris under the LSA was increased by $10.0 million. On October 11, 2019, the Company borrowed an additional $10.0 million from Foris under the LSA, which is subject to the terms and provisions of the LSA, including the lien on substantially all the assets of the Company. After giving effect to the loan under Amendment No. 6 to the LSA, there was $81.0 million aggregate principal amount of loans outstanding under the LSA. Also, in connection with the Amendment No. 6 to the LSA, the Company issued a warrant to purchase up to 2.0 million shares of Common Stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance.
On October 28, 2019, the Company and Foris entered into the A&R Loan Agreement, as defined above), pursuant to which, among other things, certain covenants and related definitions of the LSA were amended to permit the incurrence of additional indebtedness with Naxyris, subject to the terms of an amended and restated intercreditor agreement between Foris and Naxyris, dated October 28, 2019, and additional covenants were added relating to, among other things, maintenance of intellectual property, compliance with laws, delivery of reports and repayment of indebtedness.
On November 27, 2019, the Company borrowed an additional $10.0 million from Foris under the A&R Loan Agreement. This new loan had identical terms to the previous loans under the LSA except that the maturity date was extended to March 31, 2023 (from July 1, 2022 for the other loans under the LSA). In connection with the new loan, the Company issued a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $3.87 per share, exercisable for a period of two years from issuance. After giving effect to this additional loan, there was $91.0 million aggregate principal amount of loans outstanding under the A&R Loan Agreement.
On January 31, 2020, the Company and Foris entered into a warrant exercise agreement (the “Exercise Agreement”) pursuant to which (i) Foris agreed (A) to exercise all of its outstanding Common Stock purchase warrants then exercisable for an aggregate of 19,287,780 shares of Common Stock, at a weighted average exercise price of approximately $2.84 per share (after amending the exercise price of certain common stock purchase warrants) and with an aggregate exercise price of $54.8 million (the “Exercise Price”), and (B) to purchase 5,279,171 shares of Common Stock (the “Foris Shares”), at $2.87 per share for a total purchase price of $15.2 million (the “Purchase Price”), (ii) Foris agreed to pay the Exercise Price and the Purchase Price through the cancellation of $70 million owed by the Company to Foris under (x) the A&R Loan Agreement and (y) that certain $19 Million Note issued by the Company to Foris on August 28, 2019, and (iii) the Company agreed to issue to Foris the Foris Shares and an additional right to purchase 8,778,230 shares of Common Stock at a purchase price of $2.87 per share, for a period of 12 months from the Exercise Agreement.
As a result of the Exercise Agreement, Foris holds approximately $50.5 million of outstanding Secured Indebtedness under the A&R Loan Agreement as of the date of this Proxy Statement.

Foris Stockholder Approval
Pursuant to the Loan Agreement Amendment, the Company agreed to solicit from the Company’s stockholders approval for the issuance of shares of Common Stock issuable in accordance with the exercise by Foris of its Conversion Option, as such approval is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), with respect to the Conversion Option (the “Foris Stockholder Approval”) at a special meeting of stockholders to be held on or prior to August 15, 2020, and to use commercially reasonable efforts to secure the Foris Stockholder Approval.
In case Foris provides the Company with a notice to exercise its Conversion Option and the Company has not obtained the Foris Stockholder Approval at the Special Meeting or does not have availability of authorized shares of Common Stock to reserve the necessary shares of Common Stock issuable in accordance with the exercise by Foris of its Conversion Option, the Company shall use its commercially reasonable efforts to satisfy any such conditions(s) and consummate the Conversion Option as soon as practicable thereafter.
This summary of the terms of the A&R Loan Agreement, the Loan Agreement Amendment, the Conversion Option and related agreements is qualified in its entirety by reference to our Current Reports on Form 8-K filed with the SEC on November 1, 2019 and June 4, 2020, including the exhibits filed therewith and the other documents incorporated by reference therein, which are incorporated herein by reference. You should read this summary together with such documents.
As of June 15, 2020, Foris held (i) 58,490,128 shares of Common Stock, (ii) rights to purchase up to an aggregate of 8,778,230 shares of Common Stock at an exercise price of  $2.87 per share, with an expiration date on January 31, 2021 (the “Rights”), and (iii) 20,000 shares of Series E Convertible Preferred Stock, which are convertible into 6,666,666 shares of Common Stock. As of June 15, 2020, Foris was our largest shareholder, beneficially owned 31.5% of our outstanding Common Stock. In addition, as of June 15, 2020, affiliates of Foris, including director John Doerr, Kleiner Perkins Caufield & Byers, beneficially owned an aggregate of 67,565,870 shares of Common Stock.
At our 2019 annual meeting held on November 19, 2019, out stockholders approved the issuance of shares of Common Stock to Foris resulting in a change of control pursuant to Nasdaq Listing Standard Rule 5635(b).
Assuming the full exercise of the Conversion Option and the Rights by Foris, but excluding the automatic conversion of all shares of Series E Convertible Preferred Stock (as discussed in Proposal 2), Foris, together with its affiliates, would beneficially own an aggregate of 83,948,692 shares of Common Stock, representing approximately 36.5% of the Common Stock outstanding after giving effect to such exercises and conversion. In addition, assuming the full exercise of the Conversion Option and the Rights by Foris and the automatic conversion of all shares of Series E Convertible Preferred Stock, including those held by Foris and its affiliates (as discussed in Proposal 2), Foris, together with its affiliates, would beneficially own an aggregate of 93,948,691 shares of Common Stock, representing approximately 35.6% of the Common Stock outstanding after giving effect to such exercises and conversion and the automatic conversion of all shares of Series E Convertible Preferred Stock.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes on this proposal at the Special Meeting. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through an Intermediary, you must instruct your Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will not count toward the vote total for this proposal, and therefore, will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 1.
The Board determined that Proposal 1 is advisable and in the best interests of our stockholders and recommended that our stockholders vote in favor of Proposal 1.

In reaching its determination to approve Proposal 1, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
that it is in the best interests of the Company and our stockholders that the Company be allowed to issue shares of our Common Stock issuable upon exercise by Foris of its Conversion Option to convert all or any portion of the Secured Indebtedness, in accordance with Nasdaq Listing Standard Rule 5635(d);

•
that our management explored other options for refinancing the A&R Loan Agreement and were not aware of an ability for us to refinance the A&R Loan Agreement on comparable or better terms to the transactions with Foris, or at all;

•
it was the determination of the Board that the Loan Agreement Amendment was an important event to strengthen our balance sheet by reducing our interest expense and reducing potential cash principal payments;

•
our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations;

•
that John Doerr, one of our directors, indirectly owns all of the membership interests in Foris;

•
that our stockholders who did not participate in the Loan Agreement Amendment may be diluted and the value of our Common Stock may be diluted upon the issuance of shares of our Common Stock upon exercise by Foris of its Conversion Option; and

•
that the conversion price of the Secured Indebtedness was determined based on the Purchase Price of the Offering (as described in Proposal 2), and at a discount to the market price of our Common Stock as of the date of the Loan Agreement Amendment.

In view of the variety of factors considered in connection with the evaluation of Proposal 1, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weight to different factors.
After evaluating these factors for and against the issuance of the shares of our Common Stock issuable upon exercise by Foris of its Conversion Option to convert all or any portion of the Secured Indebtedness, in accordance with Nasdaq Listing Standard Rule 5635(d), and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the issuance of shares of our Common Stock issuable upon exercise by Foris of its Conversion Option is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 1.
Purpose  —  Nasdaq Stockholder Approval Requirement
Our Common Stock is listed on The Nasdaq Stock Market (“Nasdaq”) and trades under the ticker symbol AMRS. Nasdaq Listing Standard Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). Based on Nasdaq Listing Standard Rule 5635(d), the issuance of the shares of our Common Stock issuable upon exercise by Foris of its Conversion Option to convert all or any portion of the Secured Indebtedness, when taken together with other transactions aggregated for such purpose, may be deemed to involve the issuance of securities convertible into more than 20% of our Common Stock at a discount to the Minimum Price.
We are requesting in this Proposal 1 that our stockholders approve the issuance of shares of our Common Stock issuable upon exercise by Foris of its option to convert all or any portion of the Secured Indebtedness, in accordance with Nasdaq Listing Standard Rule 5635(d). The issuance of shares of our Common Stock upon exercise of the Conversion Option by Foris is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or the Regulation D “safe harbor” provisions promulgated thereunder.
Potential Adverse Effects  —  Dilution and Impact of the Offering on Existing Stockholders
The issuance of shares of our Common Stock upon exercise by Foris of its Conversion Option would have a dilutive effect on current stockholders and the percentage ownership of the Company held by such current stockholders would decline as a result of such issuance, and therefore, our current stockholders would have less ability to influence significant corporate decisions requiring stockholder approval. In addition, the issuance of our Common Stock upon exercise by Foris of its Conversion Option could have a dilutive effect on book value per share and any future earnings per share of our Common Stock. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.
Due to potential adjustments to the number of shares of our Common Stock issuable upon exercise by Foris of its Conversion Option, the exact magnitude of the potential dilutive effect of the issuance of shares of our Common Stock upon such exercise cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.
As a result of the potential effects of this issuance, Foris may be able to continue to control or significantly influence our management and affairs, and matters requiring stockholder approval (e.g., the election of directors, the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets), and may not act in the best interests of our other stockholders in any of these matters. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, or a change in our management or board of directors, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, even if such actions would benefit our other stockholders.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 1, you should be aware that director John Doerr is affiliated with Foris as well as Kleiner Perkins Caufield & Byers, a current stockholder, and may have interests that may be different from, or in addition to, the interests of other of our stockholders. The beneficial ownership of Foris and its affiliates, including Mr. Doerr and Kleiner Perkins Caufield & Byers, is outlined below in the Section “Security Ownership of Certain Beneficial Owners and Management.” Foris currently also holds shares of Series E Convertible Preferred Stock that will automatically convert if Proposal 2 is approved and Rights to purchase shares of Common Stock. Foris will not, as a result of the exercise of its Conversion Option and outstanding Rights and automatic conversion of its shares of Series E Convertible Preferred Stock, acquire rights to a majority of the voting power of the Company.
The Loan Agreement Amendment, including the Conversion Option, was approved via unanimous written consent of the Board.
There are no stockholders with preemptive rights that apply with respect to the Conversion Option or the Loan Agreement Amendment.

Proposal 2  —
Approval of the issuance of shares of our common stock upon the conversion of our Series E Convertible Preferred Stock issued in a private placement in June 2020 (the “Offering”), in accordance with Nasdaq
Listing Standard Rule 5635(d).
General
We are asking stockholders to approve the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock issued in a private placement in June 2020 (the “Offering”), in accordance with Nasdaq Listing Standard Rule 5635(d), as described in more detail below.
Purchase Agreements
On June 1, 2020 and June 4, 2020, the Company entered into separate security purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) for the issuance of an aggregate of 32,614,573 shares of the Company’s Common Stock (the “Common Shares”) and 102,156.21 shares of the Company’s Series E Convertible Preferred Stock (the “Preferred Shares” and, together with the Common Shares, the “Shares”), par value $0.0001 per share, convertible into 34,052,070 shares of Common Stock (the “Preferred Stock”), at a price of $3.00 per Common Share and $1,000 per Preferred Share (the “Purchase Price”), resulting in an aggregate purchase price of $200 million (the “Offering”).
The Company and the Investors closed the Offering on June 5, 2020 (the “Closing”). The net proceeds to the Company from the Offering were approximately $190 million after payment of the estimated offering expenses and placement agent fees.
The Purchase Agreements include customary representations, warranties and covenants of the parties. In addition, in connection with the Purchase Agreements, the Company executed a letter agreement pursuant to which, subject to certain exceptions, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until September 1, 2020.
The securities issued or to be issued pursuant to the Purchase Agreements were sold in private placements pursuant to an exemption from registration under Rule 506(b) of Regulation D promulgated under the Securities Act, without general solicitation, made only to and with “accredited investors” as defined in Regulation D.
The Investors purchasing Shares in the Offering include existing stockholders of the Company affiliated with certain members of our Board of Directors (the “Affiliated Investors”): (i) Foris Ventures, LLC (“Foris,” an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, and that beneficially owns more than five percent of the Company’s outstanding Common Stock, which purchased 20,000 Preferred Shares; (ii) Perrara Ventures, LLC (an entity affiliated with director John Doerr), which purchased 10,000 Preferred Shares; and (iii) Vivo Capital LLC (“Vivo,” an entity affiliated with director Frank Kung and that beneficially owns more than five percent of the Company’s outstanding Common Stock), which purchased 3,689,225 Common Shares and 8,932.3200 Preferred Shares.
In addition, the Investors purchasing Shares in the Offering included holders of certain of the Company’s existing indebtedness, including Foris, with respect to the A&R Loan Agreement (as described in Proposal 1) and Koyote Trading LLC, holder of a Promissory Note issued by the Company on September 10, 2019.
Series E Convertible Preferred Stock
Each share of Series E Convertible Preferred Stock issued in the Offering has a stated value of $1,000 and is convertible into 333.33 Common Shares. All Preferred Shares shall be automatically converted, without any further action by the holder, on the first trading day after the Company obtains Stockholder Approval (as defined below), which is being sought at the Special Meeting.
Unless and until converted into Common Stock in accordance with its terms, the Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Preferred Stock.

The Preferred Stock entitle the holders thereof to (i) receive, if the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock other than dividends in the form of Common Stock (a “Distribution”), payments on shares of Preferred Stock equal to and in the same form as such Distribution actually paid on shares of the Common Stock when, as and if such Distribution are paid on shares of the Common Stock; and (ii) participate pari passu with the holders of the Common Stock in the net assets of the Company upon any liquidation, dissolution or winding-up of the Company, after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Company ranking senior to the Preferred Stock upon liquidation.
The Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of Delaware on June 5, 2020.
Preferred Conversion Stockholder Approval
Pursuant to the Purchase Agreements, and in accordance with Nasdaq Listing Standard Rule 5635(d), the Company shall obtain stockholder approval for the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to the transactions contemplated by the Purchase Agreements, including when such conversion results in the issuance of Common Shares in excess of 19.99% of the issued and outstanding Common Stock as of the date of the Purchase Agreements (the “Preferred Conversion Stockholder Approval”), within 75 calendar days of the date of the Purchase Agreements. The Company is seeking the Preferred Conversion Stockholder Approval at the Special Meeting. Pursuant to the Purchase Agreement, if the Company does not obtain the Preferred Conversion Stockholder Approval at the Special Meeting, the Company shall call a meeting every six months thereafter to seek the Preferred Conversion Stockholder Approval until such Preferred Conversion Stockholder Approval is obtained.
Pursuant to the Purchase Agreements and in compliance with Nasdaq rules, the Investors shall not vote the Common Shares subject to the Purchase Agreements with respect to Proposal 2 at the Special Meeting and any proposal at any special meeting or annual meeting of the stockholders of the Company seeking approval from the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreements.
Registration Rights
Pursuant to the Purchase Agreements, within 45 calendar days of the date of the Purchase Agreements, the Company shall file with the SEC a registration statement on Form S-1 providing for the resale by the Investors of the Common Shares and the shares of Common Stock issuable to the Investors upon conversion of the Preferred Shares (the “Registrable Securities”). The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the Closing and commercially reasonable efforts to keep such registration statement effective at all times until (i) no Investor owns any of the Registrable Securities or (ii) such Registrable Securities are eligible for resale under Rule 144 without regard to volume limitations.
This summary of the terms of the Purchase Agreements, the Series E Certificate of Designation, the Shares and related agreements is qualified in its entirety by reference to our Current Reports on Form 8-K filed with the SEC on June 4, 2020 and June 10, 2020, including the exhibits filed therewith and the other documents incorporated by reference therein, which are incorporated herein by reference. You should read this summary together with such documents.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of our Common Stock casting votes for or against this proposal at the Special Meeting. However, the 32,614,573 shares of Common Stock that were issued in the Offering are not entitled to vote on this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal. If you own shares through an Intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 2.
The Board determined that Proposal 2 is advisable and in the best interests of our stockholders and recommended that our stockholders vote in favor of Proposal 2.
In reaching its determination to approve Proposal 2, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
that that the Offering was an important event to strengthen our balance sheet and the proceeds from the Offering will enable us to advance our strategic direction;

•
that our management explored financing options with other potential investors and were not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Offering, or at all;

•
our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations;

•
that our stockholders would have an opportunity to approve the convertibility of the Series E Convertible Preferred Stock;

•
that certain of our directors and/or entities with which they are affiliated are Investors in the Offering, including Foris and Perrara Ventures, LLC (entities affiliated with director John Doerr), and Vivo (an entity affiliated with director Frank Kung);

•
that our stockholders who are not participating in the Offering may be diluted and the value of our Common Stock may be diluted upon conversion of the Series E Convertible Preferred Stock; and

•
the fees and expenses incurred by us in connection with the Offering.

In view of the variety of factors considered in connection with the evaluation of the issuance of the Preferred Stock in the Offering and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weight to different factors.
After evaluating these factors for and against the issuance of the Preferred Stock in the Offering, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the issuance of the Preferred Stock in the Offering is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 2 at the Special Meeting.
Purpose of Proposal 2  —  Nasdaq Stockholder Approval Requirement
Our Common Stock is listed on Nasdaq and trades under the ticker symbol AMRS. The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the company of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the company’s common stock or 20% or more of the company’s voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). This requirement is set forth in Nasdaq Listing Standard Rule 5635(d). Based on Nasdaq Listing Standard Rule 5635(d), the issuance of the Common Shares and shares of our Common Stock issuable upon conversion of the Preferred Shares may be deemed to involve the issuance of securities convertible into or exchangeable for more than 20% of our Common Stock at a discount to the Minimum Price.
We are requesting in this Proposal 2 that our stockholders approve the issuance of our Common Stock upon the conversion of our Series E Convertible Preferred Stock issued in the Offering, in accordance with Nasdaq Listing Standard Rule 5635(d). The issuance and sale of the shares of Common Stock underlying the Series E Convertible Preferred Stock is intended to be exempt from the registration requirements of the Securities Act pursuant to the Regulation D “safe harbor” provisions of the Securities Act.

Use of Proceeds
We used approximately $43.4 million of the net proceeds from the Offering for the redemption of certain secured and promissory notes issued by the Company in November and December 2019, the payment of fees and accrued and unpaid interest on certain outstanding debt instruments, and we currently intend to use the balance for working capital and other general corporate purposes. Stockholders should understand that we have wide discretion over the use of proceeds from the Offering.
Potential Adverse Effects  —  Dilution and Impact of the Offering on Existing Stockholders
If our stockholders vote to approve the conversion of the Series E Preferred Stock into 34,052,070 shares of our Common Stock, the conversion and our issuance of Common Stock necessary to effect the conversion, will occur automatically and will not require any additional approval by us, our common stockholders, or the holders of the Series E Preferred Stock. The issuance of such Common Stock will have a dilutive effect on current stockholders who did not participate in the Offering in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the Common Stock upon conversion of the Preferred Stock. This means also that our current stockholders who did not participate in the Offering will own a smaller interest in us as a result of the conversion and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the Common Stock upon conversion of the Preferred Stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 2, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, director John Doerr is affiliated with Foris, and director Frank Kung is affiliated with Vivo and was appointed to serve on our Board by Vivo pursuant to its contractual rights with us (collectively, the “Affiliated Investors”). The beneficial ownership of such Affiliated Investors is outlined below in the Section “Security Ownership of Certain Beneficial Owners and Management.” Each of Foris and Vivo have purchased shares of Series E Convertible Preferred Stock that will not become converted if Proposal 2 is not approved. None of Foris, Vivo or any other investor who participated in the Offering will, by virtue of such transactions, including by the conversion of the Preferred Stock, acquire rights to a majority of the voting power of the Company.
The final terms of the Offering were approved by the Pricing Committee of the Board, and none of Mr. Doerr or Dr. Kung was a member of, nor participated in, any meetings of the Pricing Committee.
All stockholders who held preemptive rights with respect to the Offering either waived such rights or, with respect to Vivo, participated in such offering on the same terms as all other Investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of June 15, 2020, the number and percentage of outstanding shares of our Common Stock beneficially owned by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of our Common Stock;

•
each of our current directors;

•
each of our named executive officers; and

•
all current directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.
Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our Common Stock. Percentage ownership of our Common Stock in the table is based on 204,618,423 shares of our Common Stock outstanding on June 15, 2020 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Stockholders
Foris Ventures, LLC(1)	67,268,358	31.5%
FMR LLC(2)	21,336,047	10.3%
DSM International B.V(3)	27,001,551	12.4%
Vivo Capital LLC(4)	13,337,920	6.4%
Directors and Named Executive Officers
John Melo(5)	780,168	*
John Doerr(1)(6)	67,565,870	31.7%
Geoffrey Duyk(7)	18,498	*
Philip Eykerman(8)	15,864	*
Christoph Goppelsroeder(9)	—	*
Frank Kung(4)(10)	13,347,068	6.4%
James McCann(11)	3,506	*
Steven Mills(12)	18,314	*
Carole Piwnica(13)	5,758,835	2.8%
Lisa Qi	—	*
Patrick Yang(14)	52,592	*
Eduardo Alvarez(15)	265,940	*
Nicole Kelsey(16)	128,826	*
Han Kieftenbeld(17)	67,500	*
All Directors and Executive Officers as a Group (14 Persons)(18).	88,022,981	39.7%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 8,778,230 shares of Common Stock issuable upon exercise of certain rights to purchase Common Stock held by Foris Ventures, LLC (“Foris”). Excludes (i) 16,680,334 shares of Common Stock issuable upon exercise of the Conversion Option by Foris, subject to the Foris Stockholder Approval (as described in Proposal 1), and (ii) 6,666,666 shares of Common Stock issuable to Foris upon conversion of 20,000 shares of Series E Convertible Preferred Stock subject to the Preferred Conversion Stockholder Approval (as described in Proposal 2). Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by Foris. The address for Foris is 751 Laurel Street #717, San Carlos, California 94070.

(2)
Includes 3,484,321 shares of Common Stock issuable upon exercise of certain rights to purchase Common Stock held by affiliates of FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Includes 13,994,198 shares of Common Stock issuable upon exercise of certain warrants held by DSM International B.V. (together with its affiliates, “DSM”). DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(4)
Includes (i) 1,943,661 shares of Common Stock issuable upon conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”), and (ii) 1,212,787 shares of Common Stock issuable upon exercise of certain warrants held by Vivo. Excludes 2,977,438 shares of Common Stock issuable to Vivo upon conversion of 8,932.32 shares of Series E Convertible Preferred Stock, subject to the Preferred Conversion Stockholder Approval (as described in Proposal 2). Director Frank Kung is a founding member of Vivo and a voting member of the general partner of Vivo entities that hold our Common Stock, Series D Preferred Stock, Series E Convertible Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.
(5)
Shares beneficially owned by Mr. Melo include (i) 525,000 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 138,071 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(6)
Shares beneficially owned by Mr. Doerr include (i) 67,268,358 shares of Common Stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 567 shares of Common Stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iii) 278,882 shares of Common Stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power, (iv) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (v) 10,265 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(7)
Shares beneficially owned by Dr. Duyk include (i) 9,566 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 4,666 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(8)
Shares beneficially owned by Mr. Eykerman include (i) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 8,199 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by DSM or any of its affiliates.

(9)
Mr. Goppelsroeder was appointed to the Board on November 2, 2017 as the designee of DSM. Mr. Goppelsroeder does not beneficially own any shares of Amyris Common Stock directly and disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by DSM or any of its affiliates.

(10)
Shares beneficially owned by Dr. Kung include (i) 13,347,068 shares of Common Stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power, (ii) 2,932 restricted stock units, all of which were unvested as of June 15, 2020 and (iii) 6,216 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris Common Stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.

(11)
Shares beneficially owned by Mr. McCann include (i) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 750 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(12)
Shares beneficially owned by Mr. Mills include (i) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 3,466 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(13)
Shares beneficially owned by Ms. Piwnica include (i) 5,758,835 shares beneficially owned by Naxyris S.A. (“Naxyris”), over which Ms. Piwnica may be deemed to share voting and dispositive power, (ii) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (iii) 10,265 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020. Ms. Piwnica was designated to serve as a director by Naxyris. Ms. Piwnica indirectly owns 100% of Naxyris, through its affiliate Arianna S.A.

(14)
Shares beneficially owned by Dr. Yang include (i) 2,266 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 9,065 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(15)
Shares beneficially owned by Mr. Alvarez include 30,000 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(16)
Shares beneficially owned by Ms. Kelsey include (i) 40,333 restricted stock units, all of which were unvested as of June 15, 2020, and (ii) 35,625 shares of Common Stock issuable upon exercise of stock options that were exercisable within 60 days of June 15, 2020.

(17)
Shares beneficially owned by Mr. Kieftenbeld include 67,500 restricted stock units, all of which were unvested as of June 15, 2020.

(18)
Shares beneficially owned by all of our executive officers and directors as a group include the shares of Common Stock described in footnotes 5 through 17 above.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.
Incorporation of Information by Reference
The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate herein the following information contained in or attached to the Form 10-K filed with the SEC on March 13, 2020 and the Form 10-Q filed with the SEC on May 11, 2020, as applicable: (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) “Quantitative and Qualitative Disclosures About Market Risk,” (3) “Financial Statements and Supplementary Data” and (4) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.
Stockholder Proposals to be Presented at Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2021, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 18, 2020. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2021 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than March 15, 2021 nor earlier than February 13, 2021.

Other Matters
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
July 6, 2020

AMYRIS, INC.SPECIAL MEETING OF STOCKHOLDERSAugust 14, 2020 at 2:00 PM PDTThis Proxy is solicited on behalf of the Board of Directors of Amyris, Inc.The stockholder(s) hereby appoint(s) John Melo and Nicole Kelsey, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Amyris, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM PDT on August 14, 2020 and any adjournment or postponement thereof. The Special Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register athttp://viewproxy.com/amyris/2020/registration/sm/ by 11:59 PM EDT on August 12, 2020. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the link and password in the e-mails that were sent to you after the registration was completed. Further instructions on how to attend, ask questions and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers”.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. SIDEImportant Notice Regarding the Availability of Proxy Materialsfor the Special Meeting:The Notice and Proxy Statement are available at http://www.allianceproxy.com/amyris/sm2020

Please mark your votes like thisINTERNETVote ☒NUMBERThe Board of Directors Recommends a Vote FOR Proposals 1 and 2. 1. Approval of the issuance of shares of our common stock issuable upon exercise by Foris Ventures, LLC of its option to convert all or any portion of the secured indebtedness outstanding under the Amended and Restated Loan and Security Agreement dated October 28, 2019, as further amended on June 1, 2020, into shares of our common stock, in accordance with Nasdaq Marketplace Rule 5635(d). ☐FOR☐AGAINST☐ABSTAIN2. Approval of the issuance of shares of our common stock issuable upon the conversion of our Series E Convertible Preferred Stock in accordance with Nasdaq Marketplace Rule 5635(d).☐FOR☐AGAINST☐ABSTAINDO NOT PRINT IN THIS AREA(Shareholder Name & Address Data)☐Change of Address — Please print new address below NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. Date Signature Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.VIRTUAL CONTROL NUMBERAs PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED As a stockholder of Amyris, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM EDT on August 13, 2020.As a Registered Holder, you may attend and vote the Special Meeting by first registering at http://viewproxy.com/amyris/2020/registration/sm/.Your registration must be received by 11:59 PM EDT on August 12, 2020. On the day of the Special Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the link and password in the e-mails that were sent to you after theregistration was completed. Further instructions on how to attend, ask questions and vote at the Special Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers”. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or Telephone thisINTERNETVote Your Shares on the Internet:Go to www.AALvote.com/AMRSSMHave your proxy card availablewhen you access the abovewebsite.Follow the prompts tovote your shares. TELEPHONEVote Your Shares by Phone:Call 1 (866) 804-9616Use any touch-tone telephone to vote your shares. Have your proxy card available when you call.Follow the voting instructions tovote your shares. MAILVote Your Shares by Mail:Mark, sign, and date your proxy card, then detach it, and returnit in the postage-paid envelope provided.